Exhibit 4(a)(2)

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         THE BEAR STEARNS COMPANIES INC.

                   ------------------------------------------

                     PURSUANT TO SECTION 242 OF THE GENERAL
                    CORPORATION LAW OF THE STATE OF DELAWARE
                   ------------------------------------------

            The Bear Stearns Companies Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

            1. The Restated Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on May 18, 1998.

            2. ARTICLE IV of the Restated Certificate of Incorporation is amended to read in full as follows:


                                   ARTICLE IV

                                 CAPITALIZATION

            The total number of shares which the Corporation shall have authority to issue is Five Hundred Ten Million (510,000,000) shares, consisting of Ten Million (10,000,000) shares of Preferred Stock, of the par value of One Dollar ($1.00) per share (hereinafter called "Preferred Stock") and Five Hundred Million (500,000,000) shares of Common Stock, of the par value of One Dollar ($1.00) per share (hereinafter called "Common Stock").

            3. The aforesaid amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.



                                 Exh. 4(a)(2)-1

                  IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Senior Vice President - Finance and Chief Financial Officer and attested by its Secretary this 2nd day of April, 2001.


                                     THE BEAR STEARNS COMPANIES INC.



                                     By: /s/ Samuel L. Molinaro Jr.
                                        ----------------------------------------
                                        SAMUEL L. MOLINARO JR.
                                        Senior Vice President-Finance
                                        and Chief Financial Officer



ATTEST:

By: /s/ Kenneth L. Edlow
   --------------------------------
        Kenneth L. Edlow
        Secretary


                                 Exh. 4(a)(2)-2